Exhibit 8.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

July 17, 2012

Youku, Inc.

11/F, SinoSteel Plaza
8 Haidian Street
Haidian District, Beijing 100080
People’s Republic of China

Re:                               Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as special U.S. counsel to Youku, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Youku”), in connection with the Merger, as defined in the Agreement and Plan of Merger dated as of March 11, 2012 (the “Agreement”) among Youku, Tudou Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Tudou”), and Two Merger Sub Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of Youku (“Merger Sub”).  This opinion is being delivered in connection with the Registration Statement on Form F-4, which includes the joint proxy statement/prospectus, filed on April 24, 2012, as amended through the effective date thereof (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Unless otherwise indicated, all defined terms used herein shall have the meanings ascribed to them in the Agreement.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing as of the Effective Time, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time, of certain statements, representations, covenants and agreements made by Youku, Merger Sub and Tudou. For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Effective Time, true and correct without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Youku, Merger Sub and Tudou.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.  We also have assumed that the transactions related to the Merger or contemplated by the Agreement will be consummated in accordance with the Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof.  It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement or the Agreement, could affect our conclusions herein.  Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

Based solely upon and subject to the foregoing, the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” constitutes our opinion to the extent that it states a legal conclusion relating to matters of U.S. federal income tax law, subject to the qualifications, assumptions and limitations set forth in the Registration Statement. No opinion is expressed with respect to the PFIC status of either Youku or Tudou.

Except as expressly set forth above, we express no other opinion.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP